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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 ---------------

                         COLONIAL INSURED MUNICIPAL FUND
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                    Massachusetts
       ----------------------------------------       ----------------
       (State of incorporation or organization)       (I.R.S. Employer
                                                     Identification No.)

       c/o Colonial Management Associates, Inc.
       One Financial Center, Boston, MA                     02111
      -----------------------------------------           ----------
      (Address of principal executive offices)            (Zip Code)

If this Form relates to the            If this Form relates to the
registration of a class of             registration of a class of
debt securities and is                 debt securities and is
effective upon filing pursuant         to become effective
to General Instruction A(c)            simultaneously with
please check the following             the effectiveness
box:  [ ]                              of a concurrent
                                       registration statement
                                       under the Securities Act
                                       of 1933 pursuant to General
                                       Instruction A(d), please
                                       check the following
                                       box:  [ ]

Securities Act registration statement file number pursuant to
which this form relates:    333-84997           .
                         -----------------------
                         (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class          Name of each exchange on which
         to be so registered:         each class is to be registered:
     ---------------------------      -------------------------------
     Common Shares of Beneficial          New York Stock Exchange
     Interest Without Par Value


Securities to be registered pursuant to Section 12(g) of the Act:
None


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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
         REGISTERED.

         Reference is hereby made to the sections entitled "Description of Shares" as contained in the Registration Statement on Form N-2 of Colonial Insured Municipal Fund, as filed with the Securities and Exchange Commission (the "Commission") on August 11, 1999 (Securities Act File No. 333-84997 and Investment Company Act File No. 811-09533) (the "Original Registration Statement"), as amended by Amendment No. 1 to the Original Registration Statement, as filed with the Commission on September 9, 1999, and Amendment No. 2 to the Original Registration Statement, as filed with the Commission on September 27, 1999, which is incorporated herein by reference.

Item 2.  EXHIBITS.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.


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                                    SIGNATURE

         A copy of the Agreement and Declaration of Trust of Colonial Insured Municipal Fund (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but binding only upon the assets and property of the Trust.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    COLONIAL INSURED MUNICIPAL FUND



Date: October 20, 1999              By:   /s/ William J. Ballou
      ------------------                 ------------------------------
                                    Name:     William J. Ballou
                                    Title:    Asst. Secretary








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